As filed with the Securities and Exchange Commission on November 18, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-8527075 (I.R.S. Employer Identification Number)
12400 High Bluff Drive, Suite 600
San Diego, CA 92130
(858) 550-1900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
______________________

Saundra Pelletier
President and Chief Executive Officer
Evofem Biosciences, Inc.
12400 High Bluff Drive, Suite 600
San Diego, CA 92130
(858) 550-1900
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________

Copies to:

Adam C. Lenain, Esq. Melanie Ruthrauff Levy, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 3580 Carmel Mountain Road, Suite 300 San Diego, CA 92130 Tel: (858) 314-1500	Alexander A. Fitzpatrick, Esq. General Counsel Evofem Biosciences, Inc. 12400 High Bluff Drive, Suite 600 San Diego, CA 92130 Tel: (858) 550-1900
_______________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee (1)
Common Stock, $0.0001 par value	(2)	(3)	(3)	—
Preferred Stock, $0.0001 par value	(2)	(3)	(3)	—
Debt Securities	(2)	(3)	(3)	—
Warrants	(2)	(3)	(3)	—
Rights	(2)	(3)	(3)	—
Units	(2)	(3)	(3)	—
Total	(2)		$150,000,000	$19,470

(1)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.
(2)
There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants and rights to purchase common stock, preferred stock or debt securities, and such indeterminate number of units, as shall have an aggregate initial offering price not to exceed $150,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
 This registration statement contains:

•
a base prospectus covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $150,000,000 of the registrant’s common stock, preferred stock, debt securities, warrants, units and and/or rights; and

•
an equity distribution agreement prospectus covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of approximately $50,000,000 of the registrant’s common stock that may be issued and sold from time to time under an equity distribution agreement with Piper Jaffray & Co., or Piper Jaffray.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The equity distribution agreement prospectus immediately follows the base prospectus. The approximately $50,000,000 of common stock that may be offered, issued and sold by the registrant under the equity distribution agreement prospectus is included in the $150,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 18, 2019

PROSPECTUS

EVOFEM BIOSCIENCES, INC.
$150,000,000
COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
RIGHTS
UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $150,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock upon conversion of or exchange for the preferred stock; common stock, preferred stock or debt securities upon the exercise of warrants, rights or performance of purchase contracts; or any combination of these securities upon the performance of purchase contracts.
This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.
Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.
Our common stock is listed on The Nasdaq Capital Market under the symbol “EVFM.” On November 15, 2019, the last reported sale price of our common stock was $5.43 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 5 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2019.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.
You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.
Unless the context otherwise requires, “Evofem,” “EVFM,” “the Company,” “we,” “us,” “our” and similar terms refer to Evofem Biosciences, Inc. and our subsidiaries.

PROSPECTUS SUMMARY
The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
Unless the context indicates otherwise, as used in this prospectus, (i) the terms “Evofem Biosciences,” “Evofem,” “the Company,” “we,” “us” and “our” refer to Evofem Biosciences, Inc., a Delaware corporation, and its subsidiaries, and (ii) the term "Private Evofem" refers to Evofem Biosciences Operations, Inc. and its subsidiaries prior to the closing of the Merger as described in the section entitled “The Merger” appearing elsewhere in this prospectus.

Company Overview
We are a San Diego-based clinical-stage biopharmaceutical company committed to developing and commercializing innovative products to address unmet needs in women’s sexual and reproductive health. We exist to advance the lives of women by developing innovative solutions, such as hormone-free woman-controlled contraception and potential protection from certain sexually transmitted infections (STIs). Our lead Multipurpose Vaginal pH Regulator (MVP-RTM) product candidate is in development for multiple potential indications: prevention of pregnancy, prevention of urogenital transmission of Chlamydia trachomatis infection (chlamydia) in women and prevention of urogenital transmission of Neisseria gonorrhoeae infection (gonorrhea) in women.
Our MVP-R gel technology has both acid buffering and bio-adhesive properties and is designed to maintain an optimal vaginal pH of 3.5 to 4.5. This vaginal pH range is inhospitable to spermatozoa (sperm) as well as certain viral and bacterial pathogens associated with STIs, and it is integral to the survival of healthy bacteria in the vagina.
In 2014, we completed a randomized, Phase 3 non-inferiority trial of Amphora (L-lactic acid, citric acid, and potassium bitartrate) for the prevention of pregnancy in 3,389 women. Amphora was shown to be non-inferior to control when the complete data set was analyzed in accordance with the pre-specified statistical analysis plan, with a six-month cumulative pregnancy rate of 10.5% with typical use and 4.1% with perfect use. Amphora was well-tolerated, with less than 2% of patients experiencing possible treatment-related adverse events (AEs) and no treatment-related serious adverse events (SAEs).
Our second Phase 3 clinical trial of Amphora for the prevention of pregnancy was a single-arm trial in approximately 1,400 women aged 18-35 at 112 sites in the United States. We refer to this trial as AMPOWER. The last patient exited AMPOWER in November 2018 and top-line study data were reported in December 2018. Final AMPOWER data, presented at the 2019 American Society for Reproductive Medicine (ASRM) Scientific Congress, demonstrated a cumulative pregnancy rate of 13.7% over seven cycles of use (95% CI 9.9, 17.4) in the modified intention-to-treat population (referred to as “typical use”) which met the pre-specified primary endpoint of this clinical trial. This corresponds to an 86.3% efficacy rate. Amphora was well-tolerated, and fewer than 2% of treated subjects discontinued prematurely due to an adverse event, confirming its favorable safety profile.
We plan to resubmit the New Drug Application (NDA) for Amphora for the prevention of pregnancy to the United States Food and Drug Administration (FDA) in the fourth quarter of 2019. Subject to acceptance and timely approval of the NDA by the FDA, we plan to commercialize Amphora in 2020.
We believe Amphora is highly differentiated from other birth control methods currently available or in development. Amphora is hormone-free and, based on clinical data collected to date, does not exhibit known side effects of traditional hormone-based contraceptives, such as weight gain, headaches, sore breasts, irregular periods, mood changes, decreased sexual desire and nausea. Amphora is self-administered and we intend to seek regulatory approval for product labeling stating Amphora can be used on-demand, immediately before or up to one hour before intercourse. In addition, we anticipate Amphora may provide additional benefits beyond its primary use for prevention of pregnancy, including its lubricant effect for enhanced sexual satisfaction.
We recently completed a Phase 2b clinical trial of Amphora for prevention of urogenital transmission of chlamydia and gonorrhea (primary and secondary endpoints, respectively) in women. We refer to this trial as AMPREVENCE. The primary endpoint of AMPREVENCE is reduction in the incidence of chlamydia in women treated with Amphora versus placebo. The 50 participating U.S. study centers enrolled 860 women who had been successfully treated for chlamydia or gonorrhea in the four months preceding enrollment. In August 2019, the last patient completed her last visit in AMPREVENCE; top-line data are expected in the fourth quarter of 2019. We envision our STI prevention program as developing label expansion opportunities to further differentiate Amphora from other currently approved contraceptive products.
Preclinical studies conducted by Rush University Medical Center (Rush University) suggest that our MVP-R gel technology may suppress many of the pathogens responsible for sexually transmitted and commonly occurring bacterial infections. Amphora has been granted Qualified Infectious Disease Product (QIDP) designation by the FDA for the prevention of gonorrhea in women. QIDP designation provides several important potential advantages, including qualification for the FDA Fast Track program and longer market exclusivity, among others. We separately received Fast Track designation from the FDA for the development of Amphora for the prevention of chlamydia.
Our pipeline also includes an MVP-R gel product candidate for the reduction of recurrent bacterial vaginosis (BV). In our Phase 1 dose-finding trial for this indication, the highest dose formulation of study drug demonstrated reduced vaginal pH for up to seven days following a single administration. Our MVP-R gel was granted QIDP designation by the FDA for the prevention of BV.
We have assembled a very strong management team with significant operational experience in the biopharmaceutical market. Specifically, our senior executives have a successful track record of developing and commercializing women’s health products including Mirena, Plan B One-Step, Yasmin, YAZ, NuvaRing, Paragard and Seasonique, among others.

The Merger

On January 17, 2018, we completed a business combination in accordance with the terms of an Agreement and Plan of Merger and Reorganization, dated as of October 17, 2017, by and among the Company, Nobelli Merger Sub, Inc., our wholly owned subsidiary (Merger Sub) and Private Evofem, pursuant to which the Merger Sub merged with and into Private Evofem, with Private Evofem surviving as our wholly owned subsidiary (the Merger). On January 17, 2018, in connection with and prior to the consummation of the Merger, we effected a 6:1 reverse stock split of our common stock. See Item 7- Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2018, filed on March 1, 2019 (the Annual Report) and Note 3 - Merger and Related Transactions of our consolidated financial statements for the year ended December 31, 2018 included in Item 15 of our Annual Report for more information regarding the Merger.

Additional Information
For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 1, 2019, as described in the section entitled “Incorporation of Documents by Reference” beginning on page 24 of this prospectus.
Our Corporate Information
We were originally incorporated in Delaware in February 2007 as “Lipothera, Inc.” In September 2008, we changed our name to “Lithera, Inc.” and in August 2014, we changed our name to “Neothetics, Inc.” On January 17, 2018, upon completion of the Merger, we changed our name to “Evofem Biosciences, Inc.” Our principal corporate offices are located at 12400 High Bluff Drive, Suite 600, San Diego, California 92130 and our telephone number is (858) 550-1900. Our website is located at www.evofem.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, will be made available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission, or the SEC. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
Implications of Being an Emerging Growth Company
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of our initial public offering, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the day we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as measured as of each June 30th, and (4) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We refer to the Jumpstart Our Business Startup Act of 2012 herein as the “JOBS Act,” and references herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.
For as long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and stockholder approval of any golden parachute payments not previously approved. We may take advantage of one or more of these reporting exemptions until we are no longer an “emerging growth company.”
Offerings Under This Prospectus
Under this prospectus, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $150,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any; and

•	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS
Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in Evofem. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “potential,” “should,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

•	our projected financial position and estimated cash burn rate;

•	our estimates regarding expenses, future revenues and capital requirements;

•	our ability to continue as a going concern;

•	our need to raise substantial additional capital to fund our operations;

•
our ability to obtain the necessary regulatory approvals to market and commercialize our lead MVP-R product candidate, Amphora, for prevention of pregnancy, prevention of urogenital transmission of chlamydia in women and prevention of urogenital transmission of gonorrhea in women, our MVP-R product candidate for reduction of recurrent BV, and any other product candidate we may seek to develop;

•	the success, cost and timing of our clinical trials;

•	our ability to obtain additional patent protection for our product candidates;

•	our dependence on third parties in the conduct of our clinical trials;

•
the potential that results of pre-clinical studies and clinical trials indicate that our MVP-R vaginal gel product candidates or any future product candidate we may seek to develop are unsafe or ineffective;

•
the potential for us to incur substantial costs resulting from product liability lawsuits against us and the potential for these product liability lawsuits to cause us to limit our commercialization of our MVP-R vaginal gel product candidates or any future product candidate we may seek to develop;

•
market acceptance of our product candidates, the size and growth of the potential markets for our MVP-R vaginal gel product candidates and any future product candidate we may seek to develop, and our ability to serve those markets;

•	the results of market research conducted by us or others;

•	our ability to obtain and maintain intellectual property protection for our MVP-R vaginal gel product candidates and any other product candidate we may seek to develop;

•
our reliance on licenses granted to us by third parties, our ability to preserve our rights to licenses granted to us under these license agreements and our reliance on these third-party licensors to protect the intellectual property licensed to us;

•	our ability to protect our intellectual property rights and the potential for us to incur substantial costs from lawsuits to enforce or protect our intellectual property rights;

•
the possibility that a third party may claim we have infringed, misappropriated or otherwise violated their intellectual property rights and that we may incur substantial costs and be required to devote substantial time defending against these claims;

•	the successful development of our commercialization capabilities, including sales and marketing capabilities;

•	our reliance on third-party suppliers and manufacturers;

•	the success of competing therapies and products that are or become available;

•	our ability to establish and develop sales and marketing capabilities or our ability to enter into agreements with third parties to market and sell any approved product candidates we may have;

•
the potential for changes to current regulatory mandates requiring health insurance plans to cover FDA-cleared or approved contraceptive products without cost sharing, our ability to obtain third-party payer coverage and adequate reimbursement, and our reliance on the willingness of patients to pay out-of-pocket absent full or partial third-party payer reimbursement; and

•	our ability to expand our organization to accommodate potential growth and our ability to retain and attract key personnel.

Our current product candidates have not been approved by the FDA, the European Commission or any other regulatory commission. Our product candidates have not been, nor may they ever be, approved by any regulatory agency or competent authority nor marketed anywhere in the world.
All forward-looking statements reflect management’s present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks and uncertainties include those described under the heading “Risk Factors” contained in this prospectus, any related prospectus supplement and in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. You should carefully read this prospectus, the accompanying base prospectus and any prospectus supplement, together with the information incorporated herein and therein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect.
These forward-looking statements represent our estimates and assumptions only as of the date made. Any such forward looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those contemplated by such forward looking statements. We undertake no duty to update these forward-looking statements after the date of this prospectus, except as required by law, even though our situation may change in the future. You should carefully consider other information set forth in reports or other documents that we file with the SEC. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus to fund activities relating to the development and commercialization of our product candidates, and for other general corporate purposes, including, but not limited to, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

PLAN OF DISTRIBUTION
The securities covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	through broker-dealers, who may act as agents or principals;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers;

•	through agents;

•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise; or

•	in any combination of the above.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers on a best efforts basis.

We may change the price of the securities offered from time to time.
Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others. In this case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.
We, or agents designated by us, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act of 1933. We will name any agents involved in the offer or sale of the securities and describe any commissions payable by us to these agents in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements which may be entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act of 1933. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.
If we utilize any underwriters in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We may indemnify the underwriters under the relevant underwriting agreement against specific liabilities, including liabilities under the Securities Act of 1933. The underwriters or their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.
If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specific liabilities, including liabilities under the Securities Act of 1933. The dealers or their affiliates may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.
We may offer the common stock covered by this prospectus into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.
A prospectus and accompanying prospectus supplement in electronic form may be made available on the web sites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.
In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

DESCRIPTION OF CAPITAL STOCK
The following description of our common stock and preferred stock summarizes the material terms and provisions of our common stock and the preferred stock. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation and our amended and restated bylaws, each as amended to date, that are incorporated by reference into the registration statement of which this prospectus is a part. The terms of our capital stock may also be affected by the Delaware General Corporation Law, or the DGCL. The summary below is qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws, as in effect at the time of any offering of securities under this prospectus.
General
Our amended and restated certificate of incorporation authorizes us to issue up to 300,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share.
Common Stock
Voting
Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting rights. Because of this absence of cumulative voting, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.
Dividends
Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our Board of Directors out of legally available funds.
Liquidation
In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preferences that may be granted to the holders of any then outstanding shares of preferred stock.
Rights and Preferences
Holders of common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences, and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which we may designate and issue in the future.
Fully-paid
All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, fully paid and non-assessable. The shares of common stock offered by this prospectus or upon the conversion of any preferred stock or debt securities or exercise of any warrants offered pursuant to this prospectus, when issued and paid for, will also be, fully paid and non-assessable.
Stock Exchange Listing
Our common stock is listed on The Nasdaq Capital Market under the symbol “EVFM.”
Preferred Stock
Our Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and:

•	to establish from time to time the number of shares to be included in each such series;

•	to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon; and

•	to increase or decrease the number of authorized shares of any such series (but not below the number of shares of such series then outstanding).
Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, delay, defer or prevent a change of control of the Company and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.
If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the restated certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference, if any, per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

•
any material limitations on issuance of any class or series of preferred stock ranking pari passu with or senior to the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

Registration Rights Agreements
On January 17, 2018, in connection with the Merger, we entered into a registration rights agreement with certain of our stockholders, including funds managed by Invesco Ltd., discretionary investment funds managed by Woodford Investment Management as discretionary investment manager, and funds managed by Domain Partners VII, L.P. Pursuant to the registration rights agreement, we were required to file a registration statement with respect to shares of our capital stock, or the Registrable Securities, held by the stockholders who are party to this agreement. Subject to limited exceptions, we are required to maintain the effectiveness of this registration statement until the Registrable Securities covered by this registration have been disposed of or are no longer Registrable Securities. In addition, the rights holders have the right to demand we effect the registration of any or all the Registrable Securities and/or effectuate the distribution of any or all their Registrable Securities subject to certain exceptions and limitations. The rights holders also have customary piggyback registration rights, subject to the limitations set forth in the registration rights agreement. In connection with these obligations, we filed a registration statement on Form S-3 (No. 333-223731) on March 16, 2018 and amended on March 27, 2018, which was declared effective on April 3, 2018.
On April 10, 2019, in connection with a securities purchase agreement and private placement, we entered into a registration rights agreement with PDL BioPharma, Inc., a Delaware corporation, funds discretionally managed by Invesco Asset Management Ltd and funds managed by Woodford Investment Management Limited. Pursuant to the registration rights agreement, we were required to (i) file a registration statement with the SEC within 30 days following the First Closing registering for resale the shares of our common stock issued in the First Closing and the shares of our common stock issuable upon exercise of the First Closing warrants (the First Closing Registration Statement), (ii) use our commercially reasonable efforts to have the First Closing Registration Statement declared effective, (iii) file a registration statement with the SEC within 30 days following the Second Closing registering for resale the shares of our common stock issued in the Second Closing and the shares of our common stock issuable upon exercise of the Second Closing warrants (the Second Closing Registration Statement), (iv) use our commercially reasonable efforts to have the Second Closing Registration Statement declared effective and (v) maintain the effectiveness of the First Closing Registration Statement and Second Closing Registration Statement until all registrable securities have been sold or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 under the Securities Act.

The registration rights agreement contains customary terms and conditions for transactions of this type, and includes liquidated damages penalties in the event that we fail to satisfy or maintain the specified filing and effectiveness time periods in the registration rights agreement.
In connection with these obligations, we filed a registration statement on Form S-3 (No. 333-231126) on April 30, 2019 which was declared effective on May 7, 2019, and filed a registration statement on Form S-3 (No. 333-232303) on June 24, 2019 which was declared effective on July 2, 2019. The foregoing description of the registration rights agreements does not purport to be complete, and is qualified in its entirety by the complete text of those agreements, which are attached as exhibits to the registration statement of which this prospectus forms a part and is incorporated herein by reference.
Voting Agreements
On January 17, 2018, in connection with a business combination event, we entered into voting agreements, or the Voting Agreements, with discretionary investment funds, managed by Woodford Investment Management Limited as discretionary investment manager, or the Voting Agreement Holders, holding shares of our common stock then representing more than 19.5% of our issued and outstanding common stock, or the Threshold. The Voting Agreements grant the Chief Executive Officer and Chief Financial Officer of the Company, or any other designee of the Company, a proxy to vote on matters presented to our stockholders, or the Proxy Matters, any and all shares of our common stock held by a Voting Agreement Holder in excess of the Threshold, or the Proxy Shares. In accordance with the proxies granted to the Company by the Voting Agreements, the Proxy Shares shall be voted in the same proportions as the shares voted by all other stockholders excluding the discretionary investment funds managed by Woodford Investment Management Ltd as discretionary investment manager) voting on the Proxy Matters. The Voting Agreements may not be revoked by a Voting Agreement Holder so long as such holder holds shares of our common stock in excess of the Threshold.
Possible Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Provisions of the DGCL and our amended and restated certificate of incorporation and amended and restated bylaws could make it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our Board of Directors may consider inadequate and to encourage persons seeking to acquire control of the company to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the company outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Classified Board
Our amended and restated certificate of incorporation and our amended and restated bylaws provide that our Board of Directors is divided into three classes. The directors designated as Class I directors have terms that will expire at the annual meeting of stockholders in 2021. The directors designated as Class II directors will have terms expiring at the annual meeting of stockholders in 2022, and the directors designated as Class III directors will have terms expiring at the annual meeting of stockholders in 2020. Directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for that class expires and thereafter will serve for a term of three years. At any meeting of stockholders for the election of directors at which a quorum is present, the election will be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. Under the classified board provisions, it would take at least two elections of directors for any individual or group to gain control of our board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of the Company.
Removal of Directors
Our amended and restated bylaws provide that our stockholders may only remove our directors with cause, as defined in the amended and restated bylaws.
Amendment
Our amended and restated certificate of incorporation and our amended and restated bylaws provide that the affirmative vote of the holders of at least 80% of our voting stock then outstanding is required to amend certain provisions relating to the number, term, election and removal of our directors, stockholder notice procedures, the calling of special meetings of stockholders and the indemnification of directors.
Size of Board and Vacancies

Our amended and restated bylaws provide that the number of directors on our Board of Directors is fixed exclusively by our Board of Directors. Newly created directorships resulting from any increase in our authorized number of directors will be filled by a majority of the members of our Board of Directors then in office, provided that a majority of the entire Board of Directors, or a quorum, is present and any vacancies in our Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled generally by the majority vote of our remaining directors in office, even if less than a quorum is present.
Special Stockholder Meetings
Our amended and restated certificate of incorporation provides that only the Chairman of our Board of Directors, our Chief Executive Officer or our Board of Directors pursuant to a resolution adopted by a majority of the total number of directors it would have if there were no vacancies may call special meetings of our stockholders.
Stockholder Action by Unanimous Written Consent
Our amended and restated certificate of incorporation expressly eliminates the right of our stockholders to act by written consent other than by unanimous written consent.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our amended and restated bylaws provide advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our Board of Directors or a committee of our Board of Directors.
No Cumulative Voting
The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.
Undesignated Preferred Stock
The authority that is possessed by our Board of Directors to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of the company through a merger, tender offer, proxy contest, or otherwise by making it more difficult or more costly to obtain control of the company. Our Board of Directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.
Authorized but Unissued Shares
Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.
The above provisions may deter a hostile takeover or delay a change in control or management of the Company.
Transfer Agent and Registrar
The transfer agent and registrar for our capital stock is Philadelphia Stock Transfer, Inc. The transfer agent and the registrar’s address is 2320 Haverford Road, Suite 230, Ardmore, Pennsylvania 19003.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.
We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.
The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.
General
Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.
We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation;

•	the aggregate principal amount and any limit on the amount that may be issued;

•
the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•	the maturity date and the date or dates on which principal will be payable;

•
the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place or places where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
Conversion or Exchange Rights
We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction
The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.
Events of Default Under the Indenture
The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•
if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.
No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•
subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•
the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•
the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.
Modification of Indenture; Waiver
The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.
In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.
In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange, and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.
At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Debenture Trustee
The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of San Diego as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
Subordination of Subordinated Debt Securities
Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS
General
We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS
General
We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable material U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
Rights Agent
The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.
General
We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants or rights for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant or right included in each unit, as applicable.
Unit Agent
The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.
Issuance in Series
We may issue units in such amounts and in such numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

LEGAL MATTERS
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Diego, California, will pass upon the validity of the issuance of the securities to be offered by this prospectus. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company’s ability to continue as a going concern). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Evofem. The address of the SEC website is www.sec.gov.
We also maintain a website at www.evofem.com, through which you can access our SEC filings. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 1, 2019;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2019 and amended on May 10, 2019;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on May 7, 2019;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 filed with the SEC on August 6, 2019;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the SEC on November 7, 2019;

•
Our Current Reports on Form 8-K filed with the SEC on January 3, 2019, January 7, 2019, February 11, 2019, March 1, 2019, April 11, 2019, May 7, 2019, June 5, 2019, June 10, 2019, August 5, 2019, September 4, 2019, October 11, 2019, and November 6, 2019 (except for the information furnished under Items 2.02 or 7.01 and the exhibits thereto);

•
all other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to above (in each case, except for the information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K); and

•
The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on November 18, 2014, and any amendment or report filed with the SEC for the purpose of updating the description.

Unless otherwise noted, the SEC file number for each of the documents listed above is 001-36754.
We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and all documents that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.
You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Evofem Biosciences, Inc., Attn: Investor Relations, 12400 High Bluff Drive, Suite 600, San Diego, California 92130. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at http://www.evofem.com. The information on such website is not incorporated by reference and is not a part of this prospectus.
You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

$150,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

PROSPECTUS

, 2019

The information in this preliminary prospectus is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED NOVEMBER 18, 2019

PROSPECTUS

Up to $50,000,000

Common Stock
We have entered into an equity distribution agreement, dated November 18, 2019, or the Equity Distribution Agreement, with Piper Jaffray & Co., or Piper Jaffray, relating to shares of our common stock, par value $0.0001 per share, or our common stock, offered by this prospectus and the accompanying prospectus. In accordance with the terms of the Equity Distribution Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $50.0 million from time to time through Piper Jaffray.
Our common stock is currently listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “EVFM.” On November 15, 2019, the last sale price of our common stock reported on Nasdaq was $5.43 per share.
Sales of our common stock, if any, under this prospectus and the accompanying base prospectus may be made in sales deemed to be an “at the market equity offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Piper Jaffray is not required to sell any specific number or dollar amount of our common stock, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Piper Jaffray and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to Piper Jaffray for sales of common stock sold pursuant to the Equity Distribution Agreement will be an amount equal to 3.0% of the gross proceeds of any shares of common stock sold thereunder. In connection with the sale of the common stock on our behalf, Piper Jaffray will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Piper Jaffray will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Piper Jaffray with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-7 of this prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus and the accompanying prospectus.
Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus and the accompanying prospectus. Any representation to the contrary is a criminal offense.
Piper Jaffray

The date of this prospectus is  , 2019.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 (File No. 333-[__]) that we filed with the U.S. Securities and Exchange Commission, or the Commission, using a “shelf” registration process.
This prospectus relates only to an offering of up to $50.0 million of shares of our common stock through Piper Jaffray. These sales, if any, will be made pursuant to the terms of the Equity Distribution Agreement, a copy of which is incorporated by reference into this prospectus.
Before you invest, you should carefully read this prospectus, the accompanying prospectus, all information incorporated by reference herein and the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain information you should consider when making your investment decision. To the extent that any statement that we make in this prospectus and the accompanying prospectus, on the one hand, is inconsistent with statements made the accompanying prospectus or in any documents incorporated by reference, on the other hand, the statements made in this prospectus will be deemed to modify or supersede those made in such documents incorporated by reference; however, if any statement in one of these documents is inconsistent with a statement in another document having a later date and that is incorporated by reference herein, the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement to which the accompanying prospectus forms a part or to any document that is incorporated by reference in this prospectus or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
You should rely only on the information contained or incorporated by reference in this prospectus, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectus we provide you. We have not, and Piper Jaffray has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectus we provide you is accurate only as of the date on those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the accompanying prospectus, including the documents incorporated by reference herein, when making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The distribution of this prospectus and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States, or the U.S., who come into possession of this prospectus and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus and the accompanying prospectus outside the U.S. This prospectus and the accompanying prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless otherwise indicated, information contained in this prospectus, the accompanying prospectus or the documents incorporated by reference herein concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus, and the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission, or SEC, on March 1, 2019 and our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 7, 2019, for the quarter ended June 30, 2019, filed with the SEC on August 6, 2019, and for the quarter ended September 30, 2019, filed with the SEC on November 7, 2019, which are incorporated by reference into this prospectus. These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”
Our trademarks include, without limitation, our name and corporate logo.  Other service marks, trademarks and trade names contained in this prospectus, the accompanying prospectus or the documents incorporated by reference herein and therein are the property of their respective owners.

PROSPECTUS SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus and the accompanying prospectus, including the information incorporated by reference into this prospectus and the accompanying prospectus, and the information referred to under the heading “Risk Factors” in this prospectus beginning on page S-7 and in the documents incorporated by reference into this prospectus and the accompanying prospectus.
Unless the context indicates otherwise, as used in this prospectus, (i) the terms “Evofem Biosciences,” “Evofem,” “the Company,” “we,” “us” and “our” refer to Evofem Biosciences, Inc., a Delaware corporation, and its subsidiaries, and (ii) the term "Private Evofem" refers to Evofem Biosciences Operations, Inc. and its subsidiaries prior to the closing of the Merger as described in the section entitled “The Merger” appearing elsewhere in this prospectus.
Company Overview
We are a San Diego-based clinical-stage biopharmaceutical company committed to developing and commercializing innovative products to address unmet needs in women’s sexual and reproductive health. We exist to advance the lives of women by developing innovative solutions, such as hormone-free woman-controlled contraception and potential protection from certain sexually transmitted infections (STIs). Our lead Multipurpose Vaginal pH Regulator (MVP-RTM) product candidate is in development for multiple potential indications: prevention of pregnancy, prevention of urogenital transmission of Chlamydia trachomatis infection (chlamydia) in women and prevention of urogenital transmission of Neisseria gonorrhoeae infection (gonorrhea) in women.
Our MVP-R gel technology has both acid buffering and bio-adhesive properties and is designed to maintain an optimal vaginal pH of 3.5 to 4.5. This vaginal pH range is inhospitable to spermatozoa (sperm) as well as certain viral and bacterial pathogens associated with STIs, and it is integral to the survival of healthy bacteria in the vagina.
In 2014, we completed a randomized, Phase 3 non-inferiority trial of Amphora (L-lactic acid, citric acid, and potassium bitartrate) for the prevention of pregnancy in 3,389 women. Amphora was shown to be non-inferior to control when the complete data set was analyzed in accordance with the pre-specified statistical analysis plan, with a six-month cumulative pregnancy rate of 10.5% with typical use and 4.1% with perfect use. It was well-tolerated with less than 2% of patients experiencing possible treatment-related adverse events (AEs) and no treatment-related serious adverse events (SAEs).
Our second Phase 3 clinical trial of Amphora for the prevention of pregnancy was a single-arm trial in approximately 1,400 women aged 18-35 at 112 sites in the United States. We refer to this trial as AMPOWER. The last patient exited AMPOWER in November 2018 and top-line data were reported in December 2018. Final AMPOWER data, presented at the 2019 American Society for Reproductive Medicine (ASRM) Scientific Congress, demonstrated a cumulative pregnancy rate of 13.7% over seven cycles of use (95% CI 9.9, 17.4) in the modified intention-to-treat population (referred to as “typical use”) which met the pre-specified primary endpoint of this clinical trial. This corresponds to an 86.3% efficacy rate. Amphora was well-tolerated, and fewer than 2% of treated subjects discontinued prematurely due to an adverse event, confirming its favorable safety profile.
We plan to resubmit the New Drug Application (NDA) for Amphora for the prevention of pregnancy to the United States Food and Drug Administration (FDA) in the fourth quarter of 2019. Subject to acceptance and timely approval of the NDA by the FDA, we plan to commercialize Amphora in 2020.
We believe Amphora is highly differentiated from other birth control methods currently available or in development. Amphora is hormone-free and, based on clinical data collected to date, does not exhibit known side effects of traditional hormone-based contraceptives, such as weight gain, headaches, sore breasts, irregular periods, mood changes, decreased sexual desire and nausea. Amphora is self-administered and we intend to seek regulatory approval for product labeling stating Amphora can be used on-demand, immediately before or up to one hour before intercourse. In addition, we anticipate Amphora may provide additional benefits beyond its primary use for prevention of pregnancy, including its lubricant effect for enhanced sexual satisfaction.
We recently completed a Phase 2b clinical trial of Amphora for the prevention of urogenital transmission of chlamydia and gonorrhea (primary and secondary endpoints, respectively) in women. We refer to this trial as AMPREVENCE. The primary endpoint of AMPREVENCE is reduction in the incidence of chlamydia in women treated with Amphora versus placebo. The 50 participating U.S. study centers enrolled 860 women who had been successfully treated for chlamydia or gonorrhea in the four months preceding enrollment. In August 2019, the last patient completed her last visit in AMPREVENCE; top-line data are expected in the fourth quarter of 2019. We envision our STI prevention program as developing label expansion opportunities to further differentiate Amphora from other contraceptive products in the market.
Preclinical studies conducted by Rush University Medical Center (Rush University) suggest that our MVP-R gel technology may suppress many of the pathogens responsible for sexually transmitted and commonly occurring bacterial infections. Amphora has been granted Qualified Infectious Disease Product (QIDP) designation by the FDA for the prevention of gonorrhea in women. QIDP designation provides several important potential advantages, including qualification for the FDA Fast Track program and longer market exclusivity, among others. We separately received Fast Track designation from the FDA for the development of Amphora for the prevention of chlamydia.
Our pipeline also includes an MVP-R gel product candidate for the reduction of recurrent bacterial vaginosis (BV). In our Phase 1 dose-finding trial for this indication, the highest dose formulation of study drug demonstrated reduced vaginal pH for up to seven days following a single administration. Our MVP-R gel was granted QIDP designation by the FDA for the prevention of the recurrence of BV.
We have assembled a very strong management team with significant operational experience in the biopharmaceutical market. Specifically, our senior executives have a successful track record of developing and commercializing women’s health products including Mirena, Plan B One-Step, Yasmin, YAZ, NuvaRing, Paragard and Seasonique, among others.

The Merger

On January 17, 2018, we completed a business combination in accordance with the terms of an Agreement and Plan of Merger and Reorganization, dated as of October 17, 2017, by and among the Company, Nobelli Merger Sub, Inc., our wholly owned subsidiary (Merger Sub) and Private Evofem, pursuant to which the Merger Sub merged with and into Private Evofem, with Private Evofem surviving as our wholly owned subsidiary (the Merger). On January 17, 2018, in connection with and prior to the consummation of the Merger, we effected a 6:1 reverse stock split of our common stock. See Item 7- Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2018, filed on March 1, 2019 (the Annual Report) and Note 3 - Merger and Related Transactions of our consolidated financial statements for the year ended December 31, 2018 included in Item 15 of our Annual Report for more information regarding the Merger.

Additional Information
For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 1, 2019, as described in the section entitled “Incorporation of Documents by Reference” beginning on page S-16 of this prospectus.
Our Corporate Information
We were originally incorporated in Delaware in February 2007 as “Lipothera, Inc.” In September 2008, we changed our name to “Lithera, Inc.” and in August 2014, we changed our name to “Neothetics, Inc.” On January 17, 2018, upon completion of the Merger, we changed our name to “Evofem Biosciences, Inc.” Our principal corporate offices are located at 12400 High Bluff Drive, Suite 600, San Diego, California 92130 and our telephone number is (858) 550-1900. Our website is located at www.evofem.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, will be made available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission, or the SEC. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
Implications of Being an Emerging Growth Company
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of our initial public offering, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the day we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as measured as of each June 30th, and (4) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We refer to the Jumpstart Our Business Startup Act of 2012 herein as the “JOBS Act,” and references herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.
For as long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and stockholder approval of any golden parachute payments not previously approved. We may take advantage of one or more of these reporting exemptions until we are no longer an “emerging growth company.”

THE OFFERING
The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the common stock offered hereby, see the “Description of Capital Stock” section of the accompanying prospectus.

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $50.0 million.
Common stock to be outstanding after this offering
Up to 9,208,103 shares (as more fully described in the notes following this table), assuming sales of 9,208,103 shares of our common stock in this offering at an offering price of $5.43 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on November 15, 2019. The actual number of shares issued in connection with this offering will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur.

Plan of Distribution	“At the market offering” that may be made from time to time through our sales agent, Piper Jaffray. See “Plan of Distribution” on page S-13 of this prospectus.
Use of Proceeds	We currently plan to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-10 of this prospectus.
Risk Factors
Investing in our common stock involves a high degree of risk.  Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-7 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus and the accompanying prospectus.

The Nasdaq Capital Market symbol	Our common stock is listed on Nasdaq under the symbol “EVFM.”

The number of shares of common stock expected to be outstanding after this offering and, unless otherwise indicated, the information in this prospectus are based on 46,791,230 shares of our common stock issued and outstanding as of September 30, 2019 and excludes the following:

•	6,424,179 shares of our common stock issuable upon exercise of outstanding options, at a weighted-average exercise price of $6.82 per share;

•	113,000 shares of our common stock issuable upon the settlement of restricted stock units;

•	6,168,815 shares of common stock issuable upon the exercise of pre-funded and common warrants outstanding at a weighted average exercise price of $5.67 per share;

•	377,093 shares of our common stock that are reserved for future grant or issuance under our equity incentive plans; and

•	500,000 shares of common stock available for future issuance under our 2019 Employee Stock Purchase Plan.

To the extent that options outstanding as of September 30, 2019 have been or are exercised, restricted stock units vest or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

RISK FACTORS
Investing in our common stock involves risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our most recent quarterly report on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”
Risks Related to This Offering and Our Common Stock
Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively, and you may not agree with how we use the proceeds.
We currently intend to use the net proceeds of this offering for working capital and general corporate purposes, as further described in the section of this prospectus entitled “Use of Proceeds.” We will have broad discretion in the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Investors will be relying on the judgment of our management regarding the application of the proceeds of this offering. Accordingly, you are relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return, or any return, to us or our stockholders.
You may experience immediate and substantial dilution.
The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 9,208,103 shares of our common stock are sold during the term of the Equity Distribution Agreement with Piper Jaffray at a price of $5.43 per share, the last reported sale price of our common stock on Nasdaq on November 15, 2019, for aggregate gross proceeds of approximately $50.0 million, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $4.14 per share, representing the difference between the assumed offering price and our as adjusted net tangible book value per share as of September 30, 2019 after giving effect to this offering. The exercise of outstanding stock options and vesting of other stock awards may result in further dilution of your investment. See the section entitled “Dilution” appearing elsewhere in this prospectus for a more detailed illustration of the dilution you would incur if you participate in this offering.
The actual number of shares we will issue under the Equity Distribution Agreement with Piper Jaffray, at any one time or in total, is uncertain.
Subject to certain limitations in the Equity Distribution Agreement with Piper Jaffray and compliance with applicable law, we have the discretion to deliver placement notices to Piper Jaffray at any time throughout the term of the Equity Distribution Agreement. The number of shares that are sold by Piper Jaffray after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Piper Jaffray.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Our stock price is and may continue to be volatile and you may not be able to resell our securities at or above the price you paid.
The market price for our common stock is volatile and may fluctuate significantly in response to a number of factors, most of which we cannot control, such as quarterly fluctuations in financial results, the timing and our ability to advance the development of our product candidates or changes in securities analysts’ recommendations could cause the price of our stock to fluctuate substantially. Each of these factors, among others, could harm your investment in our common stock and could result in your being unable to resell the common stock that you purchase at a price equal to or above the price you paid.
We do not intend to pay dividends on our common stock, so any returns will be limited to the value of our common stock.
We currently anticipate that we will retain any future earnings to finance the continued development, operation and expansion of our business. As a result, we do not anticipate declaring or paying any cash dividends or other distributions in the foreseeable future. Further, if we were to enter into a credit facility or issue debt securities or preferred stock in the future, we may become contractually restricted from paying dividends. If we do not pay dividends, our common stock may be less valuable because stockholders must rely on sales of their common stock after price appreciation, which may never occur, to realize any gains on their investment.
The sale of our common stock in this offering, any future sales of our common stock, or the perception that such sales could occur, may depress our stock price and our ability to raise funds in new stock offerings.
Sales of our common stock in this offering and the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements, other than statements of historical facts, contained in this prospectus, including statements regarding strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management, are forward-looking statements. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “suggest,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. These forward-looking statements include, among other things, statements about:

•	our projected financial position and estimated cash burn rate;

•	our estimates regarding expenses, future revenues and capital requirements;

•	our ability to continue as a going concern;

•	our need to raise substantial additional capital to fund our operations;

•
our ability to obtain the necessary regulatory approvals to market and commercialize our lead MVP-R product candidate, Amphora for prevention of pregnancy, prevention of urogenital transmission of chlamydia in women and prevention of urogenital transmission of gonorrhea in women, our MVP-R product candidate for reduction of recurrent BV, and any other product candidate we may seek to develop;

•	the success, cost and timing of our clinical trials;

•	our ability to obtain additional patent protection for our product candidates;

•	our dependence on third parties in the conduct of our clinical trials;

•	our ability to establish and develop sales and marketing capabilities or our ability to enter into agreements with third parties to market and sell any approved product candidates we may have;

•
the potential for changes to current regulatory mandates requiring health insurance plans to cover FDA-cleared or approved contraceptive products without cost sharing, our ability to obtain third-party payer coverage and adequate reimbursement, and our reliance on the willingness of patients to pay out-of-pocket absent full or partial third-party payer reimbursement; and

•	our ability to expand our organization to accommodate potential growth and our ability to retain and attract key personnel.

Our current product candidates have not been approved by the FDA, the European Commission or any other regulatory commission. Our product candidates have not been, nor may they ever be, approved by any regulatory agency or competent authority nor marketed anywhere in the world.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement. Forward-looking statements should be regarded solely as our current plans, estimates and beliefs. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this document, particularly in the section entitled “Risk Factors” appearing elsewhere in this prospectus relating to factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.  Investors are cautioned not to place undue reliance on the forward-looking statements as the forward-looking statements contained in this prospectus or in any document or report incorporated by this prospectus are made as of the date of this prospectus or such documents or reports, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate gross proceeds of up to $50.0 million from time to time under this prospectus. Because there is no minimum offering amount required as a condition to close this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Equity Distribution Agreement as a source of financing.
We currently intend to use the net proceeds from this offering for working capital and general corporate purposes.
Our management will have broad discretion in the application of the net proceeds we receive from this offering, including using such proceeds to advance our product candidate portfolio and for general and administrative expenses. The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus and the documents incorporated by reference herein, as well as the amount of cash used in our operations. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for these net proceeds. We also may use a portion of the net proceeds for the acquisition of, investment in or partnership with new and complementary businesses, technologies or assets. Although we presently have no specific agreements, commitments or understandings with respect to any such acquisition, investment or partnership, we evaluate such opportunities and engage in related discussions with other companies from time to time.
Pending their use as described above, we intend to invest the net proceeds from this offering in short term, investment-grade, interest-bearing securities such as money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government.

DIVIEND POLICY
We currently anticipate that, following completion of this offering, we will retain all available funds and any future earnings for use in the operation of our business. As a result, we do not anticipate paying any dividends or other distributions on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Our ability to pay dividends may also be restricted by the terms of any future credit facility we may establish or any future debt or preferred equity securities we may issue, although we presently have no specific plans, agreements or commitments with respect to establishing any such credit facility or issuing any such securities.

DILUTION
If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of September 30, 2019.
Our net tangible book value at September 30, 2019 was $24.1 million, or $0.51 per share. After giving effect to the sale of our common stock during the term of the Equity Distribution Agreement with Piper Jaffray in the aggregate amount of $50.0 million at an assumed offering price of $5.43 per share, the last reported sale price of our common stock on Nasdaq on November 15, 2019, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2019 would have been approximately $72.3 million, or $1.29 per share of common stock. This represents an immediate increase in the net tangible book value of $0.78 per share to our existing stockholders and an immediate dilution in net tangible book value of $4.14 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$5.43
As adjusted net tangible book value per share as of September 30, 2019	$0.51
Increase in net tangible book value per share attributable to this offering	$0.78
As adjusted net tangible book value per share as of November 15, 2019, after giving effect to this offering		$1.29
Dilution per share to new investors purchasing shares in this offering		$4.14
The table above assumes for illustrative purposes that an aggregate of 9,208,103 shares of our common stock are sold during the term of the Equity Distribution Agreement with Piper Jaffray at a price of $5.43 per share, the last reported sale price of our common stock on Nasdaq on November 15, 2019, for aggregate net proceeds of approximately $48.2 million, after deducting commissions and estimated aggregate offering expenses payable by us. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus. The shares pursuant to the Equity Distribution Agreement with Piper Jaffray are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $5.43 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50.0 million during the term of the Equity Distribution Agreement with Piper Jaffray is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $1.32 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $4.11 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $5.43 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50.0 million during the term of the Equity Distribution Agreement with Piper Jaffray is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $1.24 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $4.19 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.
The above discussion and table are based on 46,791,230 shares of our common stock issued and outstanding as of September 30, 2019 and excludes the following:

•	6,424,179 shares of our common stock issuable upon exercise of outstanding options, at a weighted-average exercise price of $6.82 per share;

•	113,000 shares of our common stock issuable upon the settlement of restricted stock units;

•	6,168,815 shares of common stock issuable upon the exercise of pre-funded and common warrants outstanding at a weighted average exercise price of $5.67 per share;

•	377,093 shares of our common stock that are reserved for future grant or issuance under our equity incentive plans; and

•	500,000 shares of common stock available for future issuance under our 2019 Employee Stock Purchase Plan.
To the extent that options outstanding as of September 30, 2019 have been or are exercised, restricted stock units vest or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION
We have entered into an Equity Distribution Agreement with Piper Jaffray as our sales agent under which we may offer and sell shares of our common stock having an aggregate gross offering price of up to $50.0 million from time to time. Piper Jaffray will use commercially reasonable efforts to sell on our behalf all of the shares of our common stock requested to be sold by us, consistent with its normal trading and sales practices, under the terms and subject to the conditions set forth in the Equity Distribution Agreement. We may instruct Piper Jaffray not to sell our common stock if the sales cannot be effected at or above the price designated by us in any instruction. We or Piper Jaffray may suspend the offering of our common stock upon proper notice and subject to other conditions, as further described in the Equity Distribution Agreement. A copy of the Equity Distribution Agreement has been filed as an exhibit to this registration statement of which this prospectus is a part.
Piper Jaffray may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through the Nasdaq Capital Market or on any other existing trading market for our common stock. Piper Jaffray will provide written confirmation to us following the close of trading on the Nasdaq Capital Market each day in which our common stock is sold under the Equity Distribution Agreement. Each such confirmation will include the number of shares of our common stock sold on such day, the net proceeds to us and the compensation payable by us to Piper Jaffray in connection with such sales.
We will pay Piper Jaffray commissions for its services in acting as sales agent in the sale of our common stock. Piper Jaffray will be entitled to compensation in an amount equal to 3.0% of the gross sales price of all common stock sold through it as sales agent under the Equity Distribution Agreement. We have also agreed to reimburse Piper Jaffray for the out-of-pocket reasonable fees and disbursements of its legal counsel, in an amount not to exceed $50,000, and for FINRA-related expenses. We estimate that the total expenses for this offering, excluding compensation payable to Piper Jaffray under the terms of the Equity Distribution Agreement, will be approximately $0.3 million.
Settlement for sales of our common stock will occur on the second business day following the date on which any such sales are made, or on some other date that is agreed upon by us and Piper Jaffray in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will report at least quarterly the number of shares of our common stock sold through Piper Jaffray, as sales agent, under the Equity Distribution Agreement, the net proceeds to us and the compensation paid by us to Piper Jaffray in connection with such sales.
Piper Jaffray and its affiliates have from time to time provided, and may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for us for which they have received, and may in the future receive, customary fees and expenses. Piper Jaffray and its affiliates may from time to time engage in other transactions with and perform services for us in the ordinary course of their business.
In connection with the sale of our common stock on our behalf, Piper Jaffray will be deemed to be an underwriter within the meaning of the Securities Act, and the compensation paid by us to Piper Jaffray will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Piper Jaffray against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that Piper Jaffray may be required to make because of such liabilities.
The offering of our common stock pursuant to the Equity Distribution Agreement will terminate upon the termination of the Equity Distribution Agreement. The Equity Distribution Agreement may be terminated by Piper Jaffray or us at any time on the close of business on the date of receipt of written notice, and by Piper Jaffray at any time in certain circumstances, including any suspension or limitation on the trading of our common stock on the Nasdaq Capital Market, as further described therein.

LEGAL MATTERS
The validity of the securities being offered by this prospectus will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Diego, California. Piper Jaffray & Co. is being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS
The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company’s ability to continue as a going concern). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus and the accompanying prospectus. This prospectus and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Evofem.  The SEC's Internet site can be found at http://www.sec.gov.

We also maintain a website at www.evofem.com. Information contained in or accessible through our website does not constitute a part of this prospectus or the accompanying prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.
The following documents are incorporated by reference into this prospectus:

•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 1, 2019, including the information incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement for the 2019 Annual Meeting of Stockholders;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2019 and amended on May 10, 2019;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2019, filed with the SEC on May 7, 2019;

•	our Quarterly Report on Form 10-Q for the period ended June 30, 2019, filed with the SEC on August 6, 2019;

•	our Quarterly Report on Form 10-Q for the period ended September 30, 2019, filed with the SEC on November 7, 2019;

•
our Current Reports on Form 8-K filed with the SEC on January 3, 2019, January 7, 2019, February 11, 2019, March 1, 2019, April 11, 2019, May 7, 2019, June 5, 2019, June 10, 2019, August 5, 2019, September 4, 2019, October 11, 2019, and November 6, 2019 (except for the information furnished under Items 2.02 or 7.01 and the exhibits thereto);

•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on November 18, 2014, and any amendment or report filed with the SEC for the purpose of updating the description; and

•
all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

The SEC file number for each of the documents listed above is 001-36754.
We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of this prospectus, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Evofem Biosciences, Inc., Attn: Investor Relations, 12400 High Bluff Drive, Suite 600, San Diego, California 92130. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at http://www.evofem.com. The information on such website is not incorporated by reference and is not a part of this prospectus.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Up to $50,000,000

Common Stock

PROSPECTUS

Piper Jaffray
, 2019

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution
The following table sets forth the estimated costs and expenses, other than underwriting or sales discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$19,470
FINRA filing fee (if applicable)	*
Accounting fees and expenses	*
Legal fees and expenses	*
Transfer agent fees and expenses	*
Trustee fees and expenses	*
Printing and miscellaneous expenses	*
Total	$ *
*    These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers
Our amended and restated certificate of incorporation and amended and restated bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, or trustee or in any other capacity while serving as a director, officer, or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law, or the DGCL, against all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by such.
Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any action, suit, or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, or an action brought by or on behalf of the corporation, indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.
Pursuant to Section 102(b)(7) of the DGCL, Article 12 of our amended and restated certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

•	from any breach of the director’s duty of loyalty to us or our stockholders;

•	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL; and

•	from any transaction from which the director derived an improper personal benefit.
The foregoing discussion of our amended and restated certificate of incorporation, amended and restated bylaws, indemnification agreements, and Delaware law is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation, bylaws, indemnification agreements, or law.
We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.
Insofar as the foregoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act of 1933, as amended, or the Securities Act of 1933, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 16.    Exhibits
The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17.    Undertakings
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or

(x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) That, for purposes of determining any liability under the Securities Act of 1933:
(i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective; and
(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, or the Act, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

EXHIBIT INDEX

Exhibit Number	Exhibit Title	Filed Herewith	Incorporated by Reference
			Form	File No.	Filing Date
1.1*	Form of Underwriting Agreement
1.2	Equity Distribution Agreement dated as of November 18, 2019, between the Registrant and Piper Jaffray & Co.	X
3.1	Amended and Restated Certificate of Incorporation		10-K	001-36754	02/26/2018
3.2	Amended and Restated Bylaws		8-K	001-36754	01/17/2018
4.1	Form of Stock Certificate		10-K	001-36754	02/26/2018
4.2*	Form of Senior Debt Security
4.3*	Form of Subordinated Debt Security
4.4	Form of Senior Indenture	X
4.5	Form of Subordinated Indenture	X
4.6*	Form of Warrant Agreement and Warrant Certificate
4.7*	Form of Rights Agreement and Right Certificate
4.8*	Form of Rights Agreement and Right Certificate
4.9.1	Letter Terminating Registrant’s Fourth Amended and Restated Investors’ Rights Agreement, dated January 17, 2018, by and between the Registrant and the investors listed therein.		10-K	001-36754	02/26/2018
4.9.2	Form of Voting Agreement		S-4	333-221592	11/15/2017
4.9.3	Form of Registration Rights Agreement by and between the Registrant and the stockholders set forth therein		8-K	001-36754	10/17/2017
4.9.4	Form of Registration Rights Agreement by and between the Registrant and the stockholders set forth therein		8-K	001-36754	04/11/2019
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding legality of securities being registered	X
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm	X
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1 hereto)	X
24.1	Power of Attorney (included on the signature page hereto)	X
25.1*
The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

25.2**
The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

*
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the appropriate rules and regulations thereunder.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on November 18, 2019.

EVOFEM BIOSCIENCES, INC.

By:	/s/ Saundra Pelletier
Name:	Saundra Pelletier
Title:	President and Chief Executive Officer
SIGNATURES AND POWER OF ATTORNEY
We, the undersigned officers and directors of Evofem Biosciences, Inc., hereby severally constitute and appoint Saundra Pelletier and Justin J. File, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for her or him and in her or his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or her or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Saundra Pelletier
Saundra Pelletier	President and Chief Executive Officer and Director (Principal Executive Officer)	November 18, 2019

/s/ Justin J. File
Justin J. File	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	November 18, 2019

/s/ Thomas Lynch
Thomas Lynch	Chairman of the Board of Directors	November 18, 2019

/s/ Colin Rutherford
Colin Rutherford	Director	November 18, 2019

/s/ William Hall
William Hall, Ph.D., M.D	Director	November 18, 2019

/s/ Gillian Greer
Gillian Greer, Ph.D.	Director	November 18, 2019

/s/ Kim P. Kamdar
Kim P. Kamdar, Ph.D.	Director	November 18, 2019

/s/ Tony O’Brien
Tony O’Brien	Director	November 18, 2019

/s/ Dominique Monnet
Dominique Monnet	Director	November 18, 2019